Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-150986 and 333-158738 on Form S-8 of our report dated June 22, 2012, relating to the financial statements and supplemental schedule of the United Airlines Management and Administrative 401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Management and Administrative 401(k) Plan for the year ended December 31, 2011.

/s/ Washington, Pittman & McKeever, LLC

Chicago, Illinois

June 22, 2012